EXHIBIT 23.2
                                                                    ------------

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-22491 and No. 333-43305) of Windswept Environmental Group, Inc. of our report dated September 29, 1997 appearing on page F-2 of this Annual Report on Form 10-KSB.


PricewaterhouseCoopers LLP
Melville, New York
August 13, 1998